SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported
July 11, 2011

Environmental Tectonics Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania
(State or other jurisdiction of incorporation of organization)

1-10655	23-1714256
(Commission File Number)	(IRS Employer Identification Number)

County Line Industrial Park
Southampton, Pennsylvania	18966
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (215) 355-9100

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 11, 2011, Environmental Tectonics Corporation (the “Company”) issued a press release (the “July 11 Release”) announcing unaudited financial results for the first quarter of fiscal year 2012, which ended on May 27, 2011.  The July 11 Release inadvertently reflected a prior draft of the Company’s earnings release, which prior draft contained preliminary and subsequently superseded information with respect to, among other things, the Company’s quarterly operating income, earnings per share, and earnings before interest, taxes, depreciation, and amortization (“EBITDA”). A copy of the July 11 Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The July 11 Release should be disregarded and should not be relied upon.

On July 12, 2011, the Company determined that the July 11 Release was a prior draft and promptly issued an updated press release announcing the Company’s correct unaudited financial results for the first quarter of fiscal year 2012, which ended on May 27, 2011.  A copy of this press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are furnished:

99.1           Press Release dated July 11, 2011.

99.2           Press Release dated July 12, 2011.

In accordance with General Instruction B.2 of Form 8-K, the information set forth under Item 2.02 in this Form 8-K is being furnished under Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION
Registrant

Date: July 13, 2011	By:	/s/ Robert L. Laurent, Jr.
Robert L. Laurent, Jr.
Chief Financial Officer